Exhibit 10.2

SUPPLEMENTAL RELEASE OF CLAIMS

This Supplemental Release of Claims (this "Supplemental Release") is entered into by and between Robert E. Harrison (the "Executive") and Alliance One International, Inc. (the "Company").

W I T N E S S E T H:

WHEREAS, the Executive was employed by the Company as its President and Chief Executive Officer pursuant to the Amended and Restated Employment Agreement made effective as of December 31, 2008, by and between the Company and the Executive (the "Employment Agreement");

WHEREAS, the Executive was also a member of the Company's Board of Directors;

WHEREAS, subject to the terms and conditions of the Separation Agreement dated December 14, 2010 between the Executive and the Company (the "Agreement"), the Executive resigned from all positions with the Company and any of its subsidiaries or affiliates and with the Company's Board of Directors; and

WHEREAS, the Executive and the Company desire to settle fully and finally any differences, rights and duties arising between them in an amicable fashion.

NOW, THEREFORE, in consideration of the covenants, releases, representations and mutual promises herein contained, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

1.        Payments And Benefits.  In consideration for the Executive's execution and non-revocation of (pursuant to Section 5(b) below) and compliance with the terms and conditions set forth in this Supplemental Release, the Company will provide the Executive with the following payments and benefits:

(a)           special health care benefits pursuant to Article 12.2(b) of the Employment Agreement; and

(b)           reimbursement of life and disability insurance premiums actually paid by Executive, pursuant to Article 12.2(c) of the Employment Agreement.  Executive shall be solely responsible for procuring individual life and disability insurance coverage after his coverage under the Company-sponsored group life and group disability insurance ends on December 31, 2010.  Such reimbursement will be made no later than the last day of the Executive's taxable year following the taxable year in which the expense was incurred.

2.         Withholdings:  Any amount payable to the Executive will be less all applicable federal, state and local withholding taxes and any other authorized or legally required deductions.

3.         Waiver and Release of all Claims.

(a)           The Executive, on behalf of himself and his successors, assigns, executors and administrators, voluntarily, knowingly and willingly releases and forever discharges the Company, together with its past and present parents, subsidiaries, and affiliates, together with each of their officers, directors, stockholders, partners, employees, agents, representatives, attorneys and advisors and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (collectively, the "Releasees") from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, "Claims") which the Executive or the Executive's executors, administrators, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever:  (i) arising from the beginning of time up to the date the Executive signs this Supplemental Release under any federal, state or local statute, constitution, law or regulation, including, without limitation, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act ("OWBPA"), the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act of 2002, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, Executive Order 11246, the Family and Medical Leave Act of 1993, the Genetic Information Nondiscrimination Act, the North Carolina Retaliatory Employment Discrimination Act, North Carolina Equal Employment Practices Act, the North Carolina Persons With Disabilities Protection Act and the North Carolina Wage and Hour Act; (ii) relating to the Executive's hiring, employment or cessation of employment with the Company or any of the Releasees, as well as the circumstances thereof; and/or (iii) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of the Releasees and the Executive existing as of the date the Executive signs this Supplemental Release, including, but not limited to, the Employment Agreement.  This Section 3 does not waive or attempt to waive (1) any Claims that cannot legally be waived; (2) any rights the Executive may have to file a charge of discrimination with a federal or state administrative agency; provided, however, that the Executive acknowledges and agrees that, the Executive is not entitled to any personal recovery in any such agency proceedings; (3) any Claims the Executive may have under the Agreement or this Supplemental Release; and (4) any Claims the Executive may have to indemnification pursuant to Article 18 of the Employment Agreement.

(b)           For the purpose of implementing a full and complete release, the Executive understands and agrees that this release of claims is intended to include all Claims, if any, which the Executive may have and which the Executive does not now know or suspect to exist in the Executive's favor against the Releasees and that this Supplemental Release extinguishes those claims.  Accordingly, the Executive expressly waives all rights afforded by any federal, state or local statute, constitution, law or regulation prohibiting, limiting, or restricting the waiver of unknown claims.

(c)           By signing this Supplemental Release, the Executive represents and warrants that, as of the date Executive signs this Supplemental Release, the Executive has not commenced or joined in any Claim whatsoever against any of the Releasees arising out of or relating to any of the matters set forth in this Section.

4.         No Further Rights Or Benefits.  The Executive acknowledges and agrees that, other than as specifically provided above in this Supplemental Release or in the Agreement, the Executive is not entitled to any compensation, rights or amounts under the Employment Agreement or any contract, plan, policy or practice, past or present, of the Company or any of the other Releasees.  Except as set forth in this Supplemental Release and the Agreement, the Executive acknowledges and agrees that, as of the date Executive signs this Supplemental Release, the Executive shall not be eligible to participate or continue to participate in any employee benefit plans or compensation arrangements of the Company or any of the other Releasees or otherwise be entitled to any perquisite or fringe benefit.

5.         Consideration and Revocation Period; Voluntary Agreement.  The Executive understands and agrees that he is waiving his rights under the ADEA and the OWBPA and, in accordance with those statutes, the Executive has been informed and understands and agrees that:  (a) the Executive has twenty-one (21) calendar days after receipt of this Supplemental Release to consider whether to sign it; and (b) the Executive may revoke this Supplemental Release in writing by providing notice in accordance with Section 15 of this Supplemental Release at any time during the seven (7) calendar days after this Supplemental Release is signed by the Executive, in which case none of the provisions of this Supplemental Release will have any effect and the Executive will not be entitled to the payments and benefits set forth in Section 1 of this Supplemental Release.  The Executive has been advised to consult with an attorney of his choice concerning the legal consequences of this Supplemental Release and he has availed himself of this right.

6.         Confidentiality of Agreement.  Subject to Section 7 below, the Executive agrees that this Supplemental Release and its terms and conditions are confidential and that the Executive will not disclose the existence or terms of this Supplemental Release to any third parties, other than to the Executive's spouse, attorney, accountant, financial advisor or as required by law or may be necessary to enforce this Supplemental Release.  Any disclosure to the Executive's spouse, attorney, accountant or financial advisor shall be conditioned on his or her agreement to keep this Supplemental Release and its terms and conditions confidential and to not disclose the existence or terms of this Supplemental Release to any other third parties.

7.         Responding to Legal Process.  Nothing in this Supplemental Release shall prohibit the Executive from responding to a valid subpoena, court order or similar legal process; provided, however, that prior to the Executive responding to a valid subpoena, court order or similar legal process which may require the disclosure of confidential information, the Executive shall provide the Company with written notice of the subpoena, court order or similar legal process sufficiently in advance of such disclosure to afford such entity a reasonable opportunity to challenge the subpoena, court order or similar legal process.

8.         Entire Agreement.  Except as specifically provided herein, this Supplemental Release and the Agreement constitute the complete, final and exclusive embodiment of the entire agreement between the Executive and the Company with regard to their subject matter.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations.  This Supplemental Release may not be modified or amended except in a writing signed by both the Executive and a duly authorized officer of the Company.  This Supplemental Release shall bind the heirs, personal representatives, successors and assigns of both the Executive and the Company, and inure to the benefit of both the Executive and the Company, their heirs, successors and assigns.

9.         Representations.  The Executive acknowledges and agrees that, if the Executive chooses to sign this Supplemental Release, that it is executed voluntarily and without any duress or undue influence on the part of the Company.  The Executive further acknowledges that:  (a) the Company has advised Executive of Executive's right to consult with an attorney prior to executing this Supplemental Release and that he has availed himself of this right; (b) Executive has carefully read and fully understands all of the provisions of this Supplemental Release; (c) Executive is entering into this Supplemental Release, including the releases set forth in Section 3 of this Supplemental Release, knowingly, freely and voluntarily in exchange for good and valuable consideration; and (d) Executive has the full power, capacity and authority to enter into this Supplemental Release.

10.         No Admission of Wrongdoing.  The Executive understands and acknowledges that this Supplemental Release constitutes a compromise and settlement of any and all potential disputed claims.  No action taken by the Company hereto, either previously or in connection with this Supplemental Release, shall be deemed or construed to be:  (a) an admission of the truth or falsity of any potential Claims; or (b) an acknowledgment or admission by the Company of any fault, improper conduct or liability whatsoever to the Executive or to any third party on the part of the Company or any other Releasee.

11.         Reformation and Severability.  It is the intent of the Executive and the Company that the provisions of this Supplemental Release be enforced to the fullest extent permitted by law.  In case any provision of this Supplemental Release shall be declared by a court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable as written, the Executive and the Company agree that the court or arbitrator shall modify and reform such provision to permit enforcement to the greatest extent permitted by law.  In addition, if any provision of this Supplemental Release shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Supplemental Release shall in no way be affected or impaired thereby.

12.         Governing Law.  This Supplemental Release shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of North Carolina without regard to its conflicts of law principles.  In the event a dispute arises out of or pertains to this Supplemental Release, the Executive and the Company agree to use reasonable efforts to resolve such dispute through negotiation.  In the event such dispute cannot be settled through negotiation, the parties agree that any action or proceeding instituted with respect thereto shall be commenced and maintained in accordance with the arbitration provision pursuant to Article 24.2 of the Employment Agreement, or as applicable, the Failure To Comply provision pursuant to Article 13.7 of the Employment Agreement.

13.         Tax Advice and Information.  The Executive acknowledges that neither of the Company or any of their representatives have provided the Executive with any tax advice or tax-related representations concerning the payments provided for in this Supplemental Release or any other aspect of this Supplemental Release.  Further, the Executive understands and agrees that the Executive should consult the Executive's own tax advisor(s) for any such tax advice or information.  The parties acknowledge and agree that:  the form and timing of the payments and benefits to be provided pursuant to this Supplemental Release are intended to be exempt from or to comply with one or more exceptions to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations thereunder ("Section 409A"), including the requirement for a six-month suspension on payments to "specified employees" as defined in Section 409A that are not otherwise permitted to be paid within the six-month suspension period.  Notwithstanding any provision of this Supplemental Release to the contrary, neither the Company nor any of the other Releasees represent or warrant the tax treatment under any federal, state, local, or foreign laws or regulations thereunder (individually and collectively referred to as the "Tax Laws") of any payment or benefits contemplated by this Supplemental Release including, but not limited to, when and to what extent such payments or benefits may be subject to tax, penalties and interest under the Tax Laws.

14.         Miscellaneous.  The title and captions used in this Supplemental Release are for convenience only and are not to be construed in interpreting this Supplemental Release.  This Supplemental Release and the provisions contained in it shall not be construed or interpreted for or against either party because that party drafted or caused that party's legal representative to draft any of its provisions.  This Supplemental Release may be executed simultaneously in counterparts, each of which shall be an original, but all of which shall constitute but one and the same agreement.  Facsimile or electronic copies of this Supplemental Release shall be of the same force and effect as the original.

15.         Notices.  All notices, requests and other communications to any party under this Supplemental Release shall be in writing and sent by personal delivery or overnight courier to the address provided below as well as by facsimile transmission if such information is provided below:

(a)       If to the Executive:

Robert E. Harrison
7300 Haymarket Lane
Raleigh, North Carolina 27615

With a copy to:

Michael P. Bentzen
Hughes & Bentzen, PLLC
1100 Connecticut Ave. NW
Suite 340
Washington, D.C. 20036
Fax Number:  (202) 293-8973

(b)       If to the Company

Alliance One International, Inc.
Attention:  Robert A. Sheets, EVP, CFO and CAO
8001 Aerial Center Parkway
P.O. Box 2009
Morrisville, North Carolina 27560
Fax Number:  (919) 379-4132

With a copy to:

John P. Furfaro
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Fax Number:  (917) 777-2624

And with a copy to:

Susanna Knutson Gibbons
Poyner Spruill LLP
301 Fayetteville Street
Suite 1900
Raleigh, NC 27601
Fax Number:  (919) 783-1075

16.         Attorney Fees.  In the event of the institution of legal proceedings to enforce this Agreement pursuant to Section 12 or otherwise relating to the Executive's employment, the prevailing party shall, in addition to any other right or remedy, be entitled to reimbursement of such party's reasonable attorneys' fees and expenses associated with any Claim upon which such party prevails, including, but not limited to, the dismissal of any Claim, mediation, arbitration, or a final determination by a court after which time for any appeal has lapsed.

*                                                      *                                                      *

IN WITNESS WHEREOF, the Executive and the Company have executed this Supplemental Release as of the date indicated below.

Alliance One International, Inc.

By:	/s/ Robert A. Sheets
Name:	Robert A. Sheets
Title:	Executive Vice President &
Chief Financial Officer

/s/ Robert E Harrison
Robert E. Harrison

Date:	12/14/10

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